UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

(Date of Report (date of earliest event reported)): December 18, 2007

BNC Bancorp

(Exact name of registrant specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

831 Julian Avenue

Thomasville, North Carolina 27361

(Address of principal executive offices)

Registrant’s telephone number, including area code (336) 476-9200

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02(e)	Compensatory Arrangements of Certain Officers

On December 18, 2007 BNC Bancorp and its wholly owned subsidiary, Bank of North Carolina, entered into amended employment agreements, split dollar agreements, and salary continuation agreement agreements with –

1)	W. Swope Montgomery Jr., President and Chief Executive Officer,

2)	Richard D. Callicutt II, Executive Vice President and Chief Operating Officer,

3)	David B. Spencer, Executive Vice President and Chief Financial Officer, and

4)	Ralph N. Strayhorn III, Executive Vice President and Chief Administrative Officer.

The agreements are amended principally to ensure compliance with the requirements of Internal Revenue Code section 409A, governing distribution of benefits under and the terms of nonqualified deferred compensation arrangements. In addition, originally determined in 2006 when BNC Bancorp was negotiating the acquisition of Sterling South Bank, of which Mr. Strayhorn was President, the terms of Mr. Strayhorn’s compensation arrangements are revised to conform more closely to those of Messrs. Montgomery, Callicutt, and Spencer.

The split dollar agreements also are amended to eliminate the promise on the part of Bank of North Carolina that it will pay to the executives’ beneficiaries directly a death benefit equal to the benefit that would have been paid under insurance policies on the executives’ lives if the bank cancels the insurance policies. Operative both for death occurring while the executives are engaged in active service with the bank and for death occurring after retirement or other termination, the split dollar agreements allow each executive to designate a beneficiary for a portion of the total death proceeds payable at the executive’s death under insurance policies on each executive’s life, which policies are owned by Bank of North Carolina. The remainder of the total death proceeds is payable to the bank. Until amended, each of the agreements also provided that if the life insurance policies associated with the agreement are cancelled the executives’ beneficiaries would instead be entitled at the executives’ death to an alternative death benefit paid directly by the bank. The alternative bank-paid death benefit operative after policy cancellation would have consisted of an amount equal to the amount the beneficiary would have received had the policies not been cancelled, along with an income tax gross-up payment to compensate for the fact that death benefits paid directly by an employer are taxable as so-called “income in respect of a decedent” whereas death benefits paid under an insurance policy are not. Amending and restating in their entirety the existing split dollar agreements, the amended agreements eliminate the promise on the bank’s part that it will provide an alternative bank-paid death benefit to the executives’ beneficiaries, along with an income tax gross-up payment, if the bank cancels the insurance policies on the executives’ lives.

Item 9.01(d)	Exhibits

10(i)(a)	Amended Employment Agreement of W. Swope Montgomery Jr.

10(i)(b)	Amended Employment Agreement of Richard D. Callicutt II

10(i)(c)	Amended Employment Agreement of David B. Spencer

10(i)(d)	Employment Agreement of Ralph N. Strayhorn III

10(ii)(a)	Amended Salary Continuation Agreement of W. Swope Montgomery Jr.

10(ii)(b)	Amended Salary Continuation Agreement of Richard D. Callicutt II

10(ii)(c)	Amended Salary Continuation Agreement of David B. Spencer

10(ii)(d)	Amended Salary Continuation Agreement of Ralph N. Strayhorn III

10(vi)(a)	Amended Endorsement Split Dollar Agreement of W. Swope Montgomery Jr.

10(vi)(b)	Amended Endorsement Split Dollar Agreement of Richard D. Callicutt II

10(vi)(c)	Amended Endorsement Split Dollar Agreement of David B. Spencer

10(vi)(d)	Amended Endorsement Split Dollar Agreement of Ralph N. Strayhorn III

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNC Bancorp

Date: December 21, 2007	/s/ David B. Spencer
David B. Spencer
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10(i)(a)	Amended Employment Agreement of W. Swope Montgomery Jr.

10(i)(b)	Amended Employment Agreement of Richard D. Callicutt II

10(i)(c)	Amended Employment Agreement of David B. Spencer

10(i)(d)	Employment Agreement of Ralph N. Strayhorn III

10(ii)(a)	Amended Salary Continuation Agreement of W. Swope Montgomery Jr.

10(ii)(b)	Amended Salary Continuation Agreement of Richard D. Callicutt II

10(ii)(c)	Amended Salary Continuation Agreement of David B. Spencer

10(ii)(d)	Amended Salary Continuation Agreement of Ralph N. Strayhorn III

10(vi)(a)	Amended Endorsement Split Dollar Agreement of W. Swope Montgomery Jr.

10(vi)(b)	Amended Endorsement Split Dollar Agreement of Richard D. Callicutt II

10(vi)(c)	Amended Endorsement Split Dollar Agreement of David B. Spencer

10(vi)(d)	Amended Endorsement Split Dollar Agreement of Ralph N. Strayhorn III